EXHIBIT (G) (XV) UNDER FORM N-1A
                                              EXHIBIT 10 UNDER ITEM 601/REG. S-K








Huntington Real Asset Fund's name changed to Huntington Real Strategies Fund - 5/1/07





                        AMENDED AND RESTATED EXHIBIT #1


                                  TO EXHIBIT A


                   TO THE FOREIGN CUSTODY MANAGER AGREEMENT,


             DATED AS OF JUNE 23, 2006 AND REVISED APRIL 30, 2007


                                    BETWEEN


                           THE HUNTINGTON FUNDS AND


                              THE BANK OF NEW YORK





                                   PORTFOLIOS


                              AS OF APRIL 30, 2007

            Huntington Situs Small Cap Fund

            Tax Identification No.:  01-0744673



            Huntington VA Situs Small Cap Fund

            Tax Identification No.:  06-1720679



            Huntington Real Asset Fund



            Tax Identification No.:  20-8466050